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                                                                     EXHIBIT 5.1

May 30, 2003

Board of Directors
CFS Bancorp, Inc.
707 Ridge Road
Munster, Indiana  46321

      Re:   Registration Statement on Form S-8

Gentlemen:

      We have represented CFS Bancorp, Inc. ("CFS") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, shares of CFS's common stock, par value $0.01 per share (the "Shares"). The Shares will be offered and issued upon the terms and subject to the conditions set forth in the CFS Bancorp, Inc. 2003 Stock Option Plan (the "Plan").

      In connection with this opinion, we have reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation of CFS, as amended, the By-Laws of CFS, the Plan and such other documents and information as we have, in our judgment, deemed relevant.

      Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares will, when issued and paid for in accordance with the terms of the Plan, be legally issued, fully paid and non-assessable. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

      This opinion is addressed to you and is solely for your use in connection with the Registration Statement, and we assume no professional responsibility to any other person whatsoever. Accordingly, the opinion expressed herein is not to be relied upon, utilized or quoted by or, subject to the subsequent paragraph hereof, delivered or disclosed to, in whole or in part, any other person, entity or governmental authority without, in each instance, the prior written consent of this firm.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,


                                               /s/ KRIEG DEVAULT LLP